Exhibit 3.1

DISTRIBUTION ASSIGNMENT AND WARRANT PURCHASE AGREEMENT

This Distribution Assignment and Warrant Purchase Agreement dated as of July 22, 2019 (this “Agreement”), is entered into by and between Proud Productions LLC, a New Jersey limited liability company (“Proud”), and Knightscope, Inc., a Delaware corporation (”Knightscope”).

RECITALS

A.	Proud and Hoplite, Inc., a California corporation (“Hoplite”), are the sole members (sometimes the “Members”) of AI Knights-SPV, LLC, a California limited liability company (the “LLC”), formed for the purposes of producing and exploiting the production of a film series (the “Series”) featuring the products and brand of Knightscope and possibly of pursuing other revenue streams relating to the Series such as merchandising toys and apparel (the Series and these other potential related revenue streams are sometimes collectively referred to herein as the “Business”). Proud and Hoplite intend, on or about the date hereof, to enter into and execute an Operating Agreement (the “Operating Agreement”) to govern the financial, operational and other terms and functions of the LLC.

B.	The Operating Agreement provides that all of the LLC’s cash flow to be distributed to the Members (“Distributed Cash”) is to be distributed first to Proud until Proud recoups the total amount that it will contribute to the LLC to finance the Series, then to Hoplite until Hoplite recoups the total amount that it will contribute to the LLC to finance the Series and thereafter 48% to Proud and 52% to Hoplite (that portion of Distributed Cash to be divided between Proud (48%) and Hoplite (52%) is hereinafter referred to as the “Split”), where the Split is payable quarterly.

C.	On the terms and subject to the conditions set forth herein, Proud is willing to transfer, sell and assign to Knightscope 50% of its share of the Split in perpetuity (or 24% of the entire Split), and in consideration therefor Knightscope is willing to issue to Proud a warrant to acquire 1,500,000 shares of the Company’s capital stock, as described herein.

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.            Assignment of 24% of the Split and Issuance of the Warrant.

(a)          Transfer of Portion of the Split and Issuance of Warrant. Subject to all of the terms and conditions hereof, Proud agrees at the Closing (defined below) to transfer, assign, sell and convey to Knightscope 50% of Proud’s right, title and interest in and to the Split, or 24% of the total Split (such portion of the Split being transferred and assigned hereunder from Proud to Knightscope is hereinafter referred to as the “KS Split”), and in consideration therefor, Knightscope agrees at the Closing to issue to Proud a warrant to purchase up to 1,500,000 shares of Series S Preferred Stock of Knightscope in the form attached hereto as Exhibit A (the “Warrant”). Knightscope agrees that the KS Split is an obligation of Proud and not of the LLC or Hoplite, and Knightscope will not enforce its rights to the KS Split against the LLC or Hoplite.

(b)          Closing and Delivery. The sale, transfer and assignment by Proud to Knightscope of the KS Split and the issuance by Knightscope to Proud of the Warrant shall take place at a closing (the “Closing”) to be held on the date that the Members execute the Operating Agreement. The Closing will occur at such place as Proud and Knightscope determine (the “Closing Date”). At the Closing, Proud will deliver to Knightscope a bill of sale representing the KS Split in the form set forth as Exhibit B (the “Bill of Sale”) and Knightscope will issue and deliver to Proud the Warrant. The Warrant will be registered in Proud’s name in Knightscope’s records.

(c)          Payments of the KS Split. Proud will cause each KS Split payment to be made to Knightscope within five business days after the Split payment relating to such KS Split payment is made by the LLC. Payments will be made in immediately available funds at such other address, or in such other manner, as Knightscope may from time to time direct to Proud in writing.

(d)           Termination of this Agreement. This Agreement will terminate if Proud and Hoplite do not enter into the Operating Agreement on or before Aug 22, 2019. If this Agreement terminates, then upon such termination all covenants, obligations, representations and warranties of the Parties hereunder will be deemed cancelled and of no effect.

2.           Representations and Warranties of Knightscope. Knightscope represents and warrants to Proud that the following representations and warranties are true and complete in all material respects as of the date hereof and the Closing Date, except as otherwise indicated below, set forth in the Disclosure Schedules, or disclosed in the filings of the Company made publicly with the Securities and Exchange Commission (the “SEC”). For purposes of this Agreement, an individual shall be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact.

(a)          Organization, Good Standing and Qualification. Knightscope is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Knightscope has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted, to execute and deliver the Warrant and to perform its obligations pursuant to the Warrant. Knightscope is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a material adverse effect on Knightscope’s financial condition or business as now conducted (a “Material Adverse Effect”).

(b)          Authorization. All corporate action on the part of Knightscope and its directors, officers and stockholders necessary for the authorization, execution and delivery of this Agreement by Knightscope and the authorization, sale, issuance and delivery of the Warrant has been taken or will be taken before the Closing. This Agreement and the Warrant, when executed and delivered by Knightscope, shall constitute the valid and binding obligation of Knightscope, enforceable in accordance with its terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors (other than usury), and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, Knightscope shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and Warrants.

(c)          Financial Statements. Complete copies of Knightscope’s financial statements consisting of the balance sheets of Knightscope as of December 31, 2018 and the related statements of operations, stockholders’ equity and cash flows for the applicable annual period then ended (the “Financial Statements”) have been made available to Investor and appear through EDGAR. The Financial Statements are based on the books and records of Knightscope and fairly present, in all material respects, the financial condition of Knightscope as of the respective dates they were prepared and the results of the operations and cash flows of Knightscope for the periods indicated. Ernst & Young, which has audited the Financial Statements, is an independent accounting firm within the rules and regulations adopted by the SEC.

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(d)          Compliance with Other Instruments. Knightscope is not in violation of any material term of its Restated Certificate or bylaws, each as amended to date, or, to Knightscope’s knowledge, in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound which would have a Material Adverse Effect. To Knightscope’s knowledge, Knightscope is not in violation of any federal or state statute, rule or regulation applicable to the Company the violation of which would have a Material Adverse Effect. The execution and delivery of this Agreement by Knightscope, the performance by Knightscope of its obligations pursuant to this Agreement, and the entry into Warrant, will not result in any material violation of, or materially conflict with, or constitute a material default under, Knightscope’s Restated Certificate or bylaws, each as amended to date, or any of its agreements, nor, to Knightscope’s knowledge, result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Knightscope.

(e)          Litigation. To Knightscope’s knowledge, there are no actions, suits, proceedings or investigations pending against Knightscope or its properties (nor has Knightscope received written notice of any threat thereof) before any court or governmental agency that questions the validity of the Agreements or the right of the Company to enter into them, or the right of Knightscope to perform its obligations contemplated thereby, or that, either individually or in the aggregate, if determined adversely to Knightscope, would or could reasonably be expected to have a Material Adverse Effect or result in any change in the current equity ownership of Knightscope. Knightscope is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

(f)          Securities Law Compliance. Knightscope has been advised that the interests represented by the KS Split have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Knightscope is aware that Proud is under no obligation to effect any such registration with respect to the interests represented by the KS Split or to file for or comply with any exemption from registration. Knightscope has not been formed solely for the purpose of acquiring the interests represented by the KS Split to be acquired by Knightscope hereunder for its own account for investment, nor as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Knightscope has no present intention of selling, granting any participation in, or otherwise distributing the same. Knightscope has such knowledge and experience in financial and business matters that Knightscope is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing Knightscope’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. Knightscope is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act and shall submit to Proud or the Business such further assurances of such status as may be reasonably requested by Proud or the Business. Knightscope has furnished or made available any and all information requested by Proud or otherwise necessary to satisfy any applicable verification requirements as to accredited investor status. Any such information is true, correct, timely and complete.

(g)          Access to Information. Knightscope acknowledges that Proud has given Knightscope access to the corporate records and accounts of the Series and the Business and to all information in its possession relating to the Series and the Business, has made its officers and representatives available for interview by Knightscope, and has furnished Knightscope with all documents and other information required for Knightscope to make an informed decision with respect to the purchase of the interests represented by the KS Split.

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(h)          No “Bad Actor” Disqualification. Knightscope has exercised reasonable care, in accordance with Securities and Exchange Commission rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). To Knightscope’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. Knightscope has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including Knightscope; any predecessor or affiliate of Knightscope; any director, executive officer, other officer participating in the offering, general partner or managing member of Knightscope; any beneficial owner of 20% or more of Knightscope’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with Knightscope in any capacity at the time of the issuance and sale of the Warrants; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Warrants (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

3.          Representations and Warranties of Proud. Proud represents and warrants to Knightscope upon execution hereof and at the Closing as follows:

(a)          Binding Obligation. Proud has full legal capacity, power and authority to execute and deliver this Agreement and the Bill of Sale and to perform their respective obligations. This Agreement and the Bill of Sale constitute valid and binding obligations of Proud, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. All corporate action on the part of Proud and its members and officers necessary for the authorization, execution and delivery of this Agreement by Proud and the authorization, and delivery of this Agreement and the Bill of Sale has been taken or will be taken before the Closing.

(b)          Securities Law Compliance. Proud has been advised that the Warrant and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Proud is aware that Knightscope is under no obligation to effect any such registration with respect to the Warrants or the underlying securities or to file for or comply with any exemption from registration. Proud has not been formed solely for the purpose of acquiring the Warrant, and the Warrant is to be acquired by Knightscope hereunder for its own account for investment, nor as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Knightscope has no present intention of selling, granting any participation in, or otherwise distributing the same. Proud has such knowledge and experience in financial and business matters that Proud is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing Proud’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. Proud is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act and shall submit to Knightscope such further assurances of such status as may be reasonably requested by Knightscope. Proud has furnished or made available any and all information requested by Proud or otherwise necessary to satisfy any applicable verification requirements as to accredited investor status. Any such information is true, correct, timely and complete.

(c)          Compliance with Other Instruments. Proud is not in violation of any material term of its Certificate of Formation or Operating Agreement, each as amended to date, or, to Proud’s knowledge, in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound which would have a Material Adverse Effect. To Proud’s knowledge, Proud is not in violation of any federal or state statute, rule or regulation applicable to Proud the violation of which would have a Material Adverse Effect. The execution and delivery of this Agreement and the Bill of Sale by Proud, the performance by Proud of its obligations pursuant to this Agreement, and the entry into Bill of Sale, will not result in any material violation of, or materially conflict with, or constitute a material default under, Proud’s Certificate of Formation, each as amended to date, or any of its agreements, nor, to Proud’s knowledge, result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Proud.

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(d)          Access to Information. Proud acknowledges that Knightscope has given Proud access to the corporate records and accounts of Knightscope and to all information in its possession relating to Proud, has made its officers and representatives available for interview by Proud, and has furnished Proud with all documents and other information required for Proud to make an informed decision with respect to the purchase of the Warrants.

(e)          Litigation. To Proud’s knowledge, there are no actions, suits, proceedings or investigations pending against Proud, the LLC or the Business (nor has Proud received written notice of any threat thereof) before any court or governmental agency that questions the validity of this Agreement, the Bill of Sale or the right of Proud to enter into or deliver them, or the right of Proud to perform its obligations contemplated thereby, or that, either individually or in the aggregate, if determined adversely to Proud, would or could reasonably be expected to have a Material Adverse Effect or result in any change in the current equity ownership of the LLC or Proud. Proud is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

(f)          Tax Advisors. Proud has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of the transactions contemplated by this Agreement. With respect to such matters, Proud relies solely on any such advisors and not on any statements or representations of Knightscope or any of its agents, written or oral. Proud understands that it (and not Knightscope) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Agreement.

(g) No “Bad Actor” Disqualification Events. Neither (i) Proud, (ii) any of its members, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of Proud’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by Proud is subject to any Disqualification Event (as defined in Section 2(f)), except for Disqualification Events covered by Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

4.           Knightscope’s Covenant With Respect to Securities Laws.

The interests represented by KS Split have not been registered under the Securities Act of 1933, as amended (the “Act”), or under the securities laws of certain states. Knightscope covenants and agrees not to offer, sell or otherwise transfer, pledge or hypothecate any interests represented by the KS Split except as permitted under the Act and applicable state securities laws, in accordance with applicable registration requirements or an exemption therefrom. The LLC or Proud may require an opinion of counsel from Knightscope reasonably satisfactory to the LLC or Proud that such offer, sale or transfer, pledge or hypothecation otherwise complies with the Act and any applicable state securities laws.

5.           Miscellaneous.

(a)          Waivers and Amendments. Any provision of this Agreement, the Warrant and the Bill of Sale may be amended, waived or modified only upon the written consent of Proud and Knightscope.

(b)          Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

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(c)          Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d)          Successors and Assigns. The rights and obligations of the Company and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e)          Entire Agreement. This Agreement together with the Warrant and Bill of Sale constitute and contain the entire agreement among Proud and Knightscope and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

(f)          Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows: (i) if to Proud, at 235 S. Harrison Street, #100, East Orange, New Jersey 07018, or at such other address, facsimile number or electronic mail address set forth in the Schedule of Investors attached as Schedule I, or at such other address as Proud shall have furnished Knightscope in writing, or (ii) if to Knightscope, at 1070 Terra Bella Avenue, Mountain View, CA 94043, or at such other address or telephone number as Knightscope shall have furnished to Proud in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing, (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(g)          Separability of Agreements; Severability of this Agreement. . If any provision of this Agreement or any other Transaction Document shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)          Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(Signature Page Follows)

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The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

KNIGHTSCOPE, INC.
a Delaware corporation

By:	/s/ William Santana Li
Name:	William Santana Li
Title:	Chairman and CEO

[Signature page for Note Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PROUD PRODUCTIONS LLC

By:	/s/ Andrew Brown
Name:	Andrew Brown
Title:	Member

[Signature page for Note Purchase Agreement]

Exhibit A

FORM OF WARRANT

6.          THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. This warrant must be surrendered to the coMPANY or its transfer agent as a condition precedent to the sale, transfer, pledge or hypothecation of any interest in any of the securities represented hereby.

7.          WARRANT TO PURCHASE SHARES OF SERIES S PREFERRED

of

8.          KNIGHTSCOPE, INC.

9.          Dated as of July 22, 2019

10.         Void after July 22, 2024

Warrant to Purchase 1,500,000 Shares of Series S Preferred Stock (subject to adjustment)

THIS CERTIFIES THAT, for value received, Proud Productions LLC or its registered assigns (the “Holder”), is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase from Knightscope, Inc., a Delaware corporation (the “Company”), 1,500,000 shares of the Company’s Series S Preferred Stock, $0.001 par value per share (the “Shares”), in the amounts, at such times and at the price per share set forth in Section 1. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is issued in connection with the transactions described in the Distribution Assignment and Warrant Purchase Agreement dated as of or about the date hereof between the Company and Holder (the “Purchase Agreement”).

The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which Holder, by acceptance of this Warrant, agrees:

1.           Number and Price of Shares; Exercise Period.

1.1           Number of Shares. Subject to any previous exercise of the Warrant, the Holder shall have the right to purchase up to 1,500,000 Shares, as may be adjusted pursuant hereto, prior to (or in connection with) the expiration of this Warrant as provided in Section Error! Reference source not found..

1.2           Exercise Price. The exercise price per Share shall be equal to $8.00, subject to adjustment pursuant hereto (the “Exercise Price”).

1.3           Exercise Period. This Warrant shall be exercisable, in whole or in part, beginning July 22, 2021 and expiring July 22, 2024.

2.           Exercise of the Warrant.

2.1           Exercise. The purchase rights represented by this Warrant may be exercised at the election of the Holder, in whole or in part, in accordance with Section 1, by:

(a)          the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a notice of exercise in the form of Exhibit A (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant; and

(b)          the payment to the Company of an amount equal to (x) the Exercise Price multiplied by (y) the number of Shares being purchased, by wire transfer or certified, cashier’s or other check acceptable to the Company and payable to the order of the Company.

2.2           Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 22.1(b), if the fair market value of one Share is greater than the Exercise Price (at the date of calculation as set forth below), the Holder may elect to receive a number of Shares equal to the value of this Warrant (or of any portion of this Warrant being canceled) by surrender of this Warrant at the principal office of the Company (or such other office or agency as the Company may designate) together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of Shares computed using the following formula:

X	=	Y (A – B)
A

Where:

X	=	The number of Shares to be issued to the Holder

Y	=	The number of Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A	=	The fair market value of one Share (at the date of such calculation)

B	=	The Exercise Price (as adjusted to the date of such calculation)

For purposes of the calculation above, the fair market value of one Share shall be determined by the Board of Directors of the Company, acting in good faith; provided, however, that:

(a)          where a public market exists for the Company’s common stock (“Common Stock”) at the time of such exercise, the fair market value per Share shall be the product of (x) the average of the closing bid and asked prices of the Common Stock or the closing price quoted on the national securities exchange on which the Common Stock is listed as published in the Wall Street Journal, as applicable, for the ten (10) trading day period ending five (5) trading days prior to the date of determination of fair market value and (y) the number of shares of Common Stock into which each Share is convertible at the time of such exercise, as applicable; and

(b)          if the Warrant is exercised in connection with the Company’s initial public offering of Common Stock, the fair market value per Share shall be the product of (x) the per share offering price to the public of the Company’s initial public offering and (y) the number of shares of Common Stock into which each Share is convertible at the time of such exercise, as applicable.

2.3           Stock Certificates. The rights under this Warrant shall be deemed to have been exercised and the Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Warrant is exercised in accordance with its terms, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as reasonably practicable on or after such date, upon request, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for that number of shares issuable upon such exercise. In the event that the rights under this Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Warrant reflecting the number of Shares that remain subject to this Warrant.

2.4           No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Warrant. All such fractional share to which the Holder would otherwise be entitled are hereby waived.

2.5           Reservation of Stock. The Company agrees during the term the rights under this Warrant are exercisable to take all reasonable action to reserve and keep available from its authorized and unissued shares of Series S Preferred Stock for the purpose of effecting the exercise of this Warrant such number of shares (and shares of Common Stock for issuance on conversion of such shares) as shall from time to time be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued shares of Series S Preferred Stock (and shares of Common Stock for issuance on conversion of such shares) shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms, without limitation of such other remedies as may be available to the Holder, the Company will use reasonable efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized and unissued shares of its Series S Preferred Stock (and shares of Common Stock for issuance on conversion of such shares) to a number of shares as shall be sufficient for such purposes.

3.          Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at the expense of the Holder shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

4.          Transfer of the Warrant.

4.1           Warrant Register. The Company shall maintain a register (the “Warrant Register”) containing the name and address of the Holder or Holders. Until this Warrant is transferred on the Warrant Register in accordance herewith, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. Any Holder of this Warrant (or of any portion of this Warrant) may change its address as shown on the Warrant Register by written notice to the Company requesting a change.

4.2           Warrant Agent. The Company may appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 44.1, issuing the Shares or other securities then issuable upon the exercise of the rights under this Warrant, exchanging this Warrant, replacing this Warrant or conducting related activities.

4.3           Transferability of the Warrant. Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Securities Act”) and limitations on assignments and transfers, including without limitation compliance with the restrictions on transfer set forth in Section 5, title to this Warrant may be transferred by endorsement (by the transferor and the transferee executing the assignment form attached as Exhibit B (the “Assignment Form”)) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

4.4           Exchange of the Warrant upon a Transfer. On surrender of this Warrant (and a properly endorsed Assignment Form) for exchange, subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, the Company shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof, and the Company shall register any such transfer upon the Warrant Register. This Warrant (and the securities issuable upon exercise of the rights under this Warrant) must be surrendered to the Company or its warrant or transfer agent, as applicable, as a condition precedent to the sale, pledge, hypothecation or other transfer of any interest in any of the securities represented hereby.

4.5           Minimum Transfer. This Warrant may not be transferred in part unless such transfer is to a transferee who, pursuant to such transfer, receives the right to purchase all of the Shares covered by the portion of the Warrant being transferred.

4.6           Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate, or a book entry, in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate, or make such book entry, unless and until the person or persons requesting the issue or entry thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

5.          Restrictions on Transfer of the Warrant and Shares; Compliance with Securities Laws. By acceptance of this Warrant, the Holder agrees to comply with the following:

5.1           Restrictions on Transfers. This Warrant may not be transferred or assigned in whole or in part without the Company’s prior written consent (which shall not be unreasonably withheld), and any attempt by Holder to transfer or assign any rights, duties or obligations that arise under this Warrant without such permission shall be void.

5.2           Investment Representation Statement. Unless the rights under this Warrant are exercised pursuant to an effective registration statement under the Securities Act that includes the Shares with respect to which the Warrant was exercised, it shall be a condition to any exercise of the rights under this Warrant that the Holder shall have confirmed to the satisfaction of the Company in writing, substantially in the form of Exhibit A-1, that the Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment and not with a view toward distribution or resale and that the Holder shall have confirmed such other matters related thereto as may be reasonably requested by the Company.

5.3           Securities Law Legend. The Securities shall (unless otherwise permitted by the provisions of this Warrant) be notated with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. This certificate must be surrendered to the coMPANY or its transfer agent as a condition precedent to the sale, TRANSFER, pledge OR hypothecation of any interest in any of the securities represented hereby.

5.4           Market Stand-off Legend. The Shares issued upon exercise hereof shall also be notated with a legend in substantially the following form:

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN THE WARRANT PURSUANT TO WHICH THESE SHARES WERE ISSUED, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

5.5           Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section  5.

5.6           Removal of Legend. The legend referring to federal and state securities laws identified in Section 55.3 notated on any certificate evidencing the Shares (and the Common Stock issuable upon conversion thereof) and the stock transfer instructions and record notations with respect to such securities shall be removed, and the Company shall issue a certificate without such legend to the holder of such securities (to the extent the securities are certificated), if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such securities may be made without registration, qualification or legend.

5.7           No Transfers to Bad Actors; Notice of Bad Actor Status. The Holder agrees not to sell, assign, transfer, pledge or otherwise dispose of any securities of the Company, or any beneficial interest therein, to any person (other than the Company) unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those securities (in accordance with Rule 506(d) of the Securities Act) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company. The Holder will promptly notify the Company in writing if the Holder or, to the Holder’s knowledge, any person specified in Rule 506(d)(1) under the Securities Act becomes subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

6.          Adjustments. Subject to the expiration of this Warrant pursuant to Section Error! Reference source not found., the number and kind of shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:

6.1           Merger or Reorganization. If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than as otherwise provided for herein or as would cause the expiration of this Warrant under Section Error! Reference source not found.) in which shares of the Company’s stock are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Shares hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Warrant.

6.2           Reclassification of Shares. If the securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization, conversion of all outstanding shares of the relevant class or series (other than as would cause the expiration of this Warrant pursuant to Section Error! Reference source not found.) or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

6.3           Subdivisions and Combinations. In the event that the outstanding shares of Series S Preferred Stock are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding shares of Series S Preferred Stock are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.

6.4           Notice of Adjustments. Upon any adjustment in accordance with this Section 5.7, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.

7.          No Rights as a Stockholder. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Warrant shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

8.          Market Stand-off. Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the period from the filing of a registration statement of the Company relating to the Company’s first underwritten initial public offering filed under the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time (the “Securities Act”), until no later than 180 days after the effective date of such registration statement The obligations described in this section shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the legend set forth in Section 5(d) with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or shorter) period. Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this section.

9.          Representations and Warranties of the Holder. By acceptance of this Warrant, the Holder represents and warrants to the Company as follows:

9.1           No Registration. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein or otherwise made pursuant hereto.

9.2           Investment Intent. The Holder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

9.3           Investment Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

9.4           Speculative Nature of Investment. The Holder understands and acknowledges that its investment in the Company is highly speculative and involves substantial risks. The Holder can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

9.5           Access to Data. The Holder has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Holder believes that it has received all the information that it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Holder acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

9.6           Accredited Investor. The Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Holder has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to “accredited investor” status. Any such information is true, correct, timely and complete.

9.7           Residency. The residency of the Holder (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

9.8           Restrictions on Resales. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may possibly include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Holder acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Holder wishes to sell the Securities and that, in such event, the Holder may possibly be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Holder acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Holder understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

9.9           No Public Market. The Holder understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

9.10         Brokers and Finders. The Holder has not engaged any brokers, finders or agents in connection with the Securities, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by the Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Securities.

9.11         Legal Counsel. The Holder has had the opportunity to review this Warrant, the exhibits and schedules attached hereto and the transactions contemplated by this Warrant with its own legal counsel. The Holder is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Warrant.

9.12         Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Warrant. With respect to such matters, the Holder relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Warrant.

9.13         No “Bad Actor” Disqualification. Neither (i) the Holder, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Holder is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the acceptance of this Warrant, in writing in reasonable detail to the Company.

10.         Miscellaneous.

10.1         Amendments. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the Company and the Holder.

10.2         Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

10.3         Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(a)          if to the Holder, to the Holder at the Holder’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of this Warrant for which the Company has contact information in its records; or

(b)          if to the Company, to the attention of the President or Chief Financial Officer of the Company at the Company’s address as shown on the signature page hereto, or at such other current address as the Company shall have furnished to the Holder, with a copy (which shall not constitute notice) to Michael J. Danaher, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304.

Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Warrant or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

10.4         Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

10.5         Jurisdiction and Venue. Each of the Holder and the Company irrevocably consents to the exclusive jurisdiction and venue of any court within the State of Delaware, in connection with any matter based upon or arising out of this Warrant or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons.

10.6         Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

10.7         Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

10.8         Waiver of Jury Trial. Each of the Holder and the Company waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding (whether based on contract, tort or otherwise) arising out of or related to this Warrant. If the waiver of jury trial set forth in this paragraph is not enforceable, then any claim or cause of action arising out of or relating to this Warrant shall be settled by judicial reference pursuant to California Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for Santa Clara County. This paragraph shall not restrict the Holder or the Company from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

10.9         California Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

10.10      Rights and Obligations Survive Exercise of the Warrant. Except as otherwise provided herein, the rights and obligations of the Company and the Holder under this Warrant shall survive exercise of this Warrant.

10.11      Entire Agreement. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto) and the Purchase Agreement constitutes the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

(signature page follows)

The Company and the Holder sign this Warrant as of the date stated on the first page.

KNIGHTSCOPE, INC.

By:

Name: William Santana Li
Title: Chief Executive Officer

AGREED AND ACKNOWLEDGED,

PROUD PRODUCTIONS LLC

By:

Name: Andrew Brown
Title: Managing Member

(Signature Page to Warrant to Purchase Shares of Series S Preferred Stock of Knightscope, Inc.)

EXHIBIT A

NOTICE OF EXERCISE

TO:	KNIGHTSCOPE, INC. (the “Company”)

Attention:	Chief Executive Officer

(i)	Exercise. The undersigned elects to purchase the following pursuant to the terms of the attached warrant:

Number of shares:

Type of security:

(ii)	Method of Exercise. The undersigned elects to exercise the attached warrant pursuant to:

☐	A cash payment or cancellation of indebtedness, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

☐	The net issue exercise provisions of Section 2.2 of the attached warrant.

(iii)	Stock Certificate. Please issue a certificate or certificates representing the shares in the name of:

☐	The undersigned

☐	Other—Name:

Address:

(iv)	Investment Intent. The undersigned represents and warrants that the aforesaid shares are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties of the undersigned set forth in Section 9 of the attached warrant are true and correct as of the date hereof.

(v)	Investment Representation Statement and Market Stand-Off Agreement. The undersigned has executed, and delivers herewith, an Investment Representation Statement and Market Stand-Off Agreement in a form substantially similar to the form attached to the warrant as Exhibit A-1.

(vi)	Consent to Receipt of Electronic Notice. Subject to the limitations set forth in Delaware General Corporation Law §232(e), the undersigned consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number provided below (or to any other facsimile number for the undersigned in the Company’s records), (ii) electronic mail to the electronic mail address provided below (or to any other electronic mail address for the undersigned in the Company’s records), (iii) posting on an electronic network together with separate notice to the undersigned of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the undersigned. This consent may be revoked by the undersigned by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

A-1

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Signature page to the Notice of Exercise)

A-2

EXHIBIT A-l

INVESTMENT REPRESENTATION STATEMENT

AND

MARKET STAND-OFF AGREEMENT

INVESTOR:

COMPANY:	KNIGHTSCOPE, INC.

SECURITIES:	THE WARRANT ISSUED ON APRIL [__], 2019 (THE “WARRANT”) AND THE SECURITIES ISSUED OR ISSUABLE UPON EXERCISE THEREOF (INCLUDING UPON SUBSEQUENT CONVERSION OF THOSE SECURITIES)

DATE:

In connection with the purchase or acquisition of the above-listed Securities, the undersigned Investor represents and warrants to, and agrees with, the Company as follows:

1.	No Registration. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

2.	Investment Intent. The Investor is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Investor has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

3.	Investment Experience. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

4.	Speculative Nature of Investment. The Investor understands and acknowledges that its investment in the Company is highly speculative and involves substantial risks. The Investor can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

5.	Access to Data. The Investor has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Investor believes that it has received all the information that it considers necessary or appropriate for deciding whether to acquire the Securities. The Investor understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

A-1-1

6.	Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Investor has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to “accredited investor” status. Any such information is true, correct, timely and complete.

7.	Residency. The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

8.	Restrictions on Resales. The Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may possibly include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Investor acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Securities and that, in such event, the Investor may possibly be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Investor understands and acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Investor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for those offers or sales and that those persons and the brokers who participate in the transactions do so at their own risk.

9.	Brokers and Finders. The Investor has not engaged any brokers, finders or agents in connection with the Securities, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Securities.

10.	Legal Counsel. The Investor has had the opportunity to review the Warrant, the exhibits and schedules attached thereto and the transactions contemplated by the Warrant with its own legal counsel. The Investor is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Warrant.

11.	Tax Advisors. The Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by the Warrant. With respect to such matters, the Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Warrant.

A-1-2

12.	Market Stand-off. Investor shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by Investor (other than those included in the registration) during the period from the filing of a registration statement of the Company relating to the Company’s first underwritten initial public offering filed under the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time (the “Securities Act”), until no later than 180 days after the effective date of such registration statement. The obligations described in this section shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the legend set forth in Section 5(d) with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or shorter) period. Investor agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this section.

13.	No “Bad Actor” Disqualification. Neither (i) the Investor, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Investor is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the purchase or acquisition of the Securities, in writing in reasonable detail to the Company.

(signature page follows)

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The Investor is signing this Investment Representation Statement and Market Stand-Off Agreement on the date first written above.

INVESTOR

(Print name of the investor)

(Signature)

(Name and title of signatory, if applicable)

(Street address)

(City, state and ZIP)

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EXHIBIT B

ASSIGNMENT FORM

ASSIGNOR:

COMPANY:	KNIGHTSCOPE, INC.

WARRANT:	THE WARRANT TO PURCHASE SHARES OF SERIES S PREFERRED STOCK ISSUED ON APRIL [__], 2019 (THE “WARRANT”)

DATE:	_________________________

(i)	Assignment. The undersigned registered holder of the Warrant (“Assignor”) assigns and transfers to the assignee named below (“Assignee”) all of the rights of Assignor under the Warrant, with respect to the number of shares set forth below:

Name of Assignee:

Address of Assignee:

Number of Shares Assigned:

and does irrevocably constitute and appoint ______________________ as attorney to make such transfer on the books of Knightscope, Inc., maintained for the purpose, with full power of substitution in the premises.

(ii)	Obligations of Assignee. Assignee agrees to take and hold the Warrant and any shares of stock to be issued upon exercise of the rights thereunder (and any shares issuable upon conversion thereof) (the “Securities”) subject to, and to be bound by, the terms and conditions set forth in the Warrant to the same extent as if Assignee were the original holder thereof.

(iii)	Investment Intent. Assignee represents and warrants that the Securities are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that Assignee has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties set forth in Section 9 of the Warrant are true and correct as to Assignee as of the date hereof.

(iv)	Investment Representation Statement and Market Stand-Off Agreement. Assignee has executed, and delivers herewith, an Investment Representation Statement and Market Stand-Off Agreement in a form substantially similar to the form attached to the Warrant as Exhibit A-1.

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(v)	No “Bad Actor” Disqualification. Neither (i) Assignee, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s securities held or to be held by Assignee is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act of 1933, as amended (the “Securities Act”), except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer of the Securities, in writing in reasonable detail to the Company.

Assignor and Assignee are signing this Assignment Form on the date first set forth above.

ASSIGNOR	ASSIGNEE

(Print name of Assignor)	(Print name of Assignee)

(Signature of Assignor)	(Signature of Assignee)

(Print name of signatory, if applicable)	(Print name of signatory, if applicable)

(Print title of signatory, if applicable)	(Print title of signatory, if applicable)

Address:	Address:

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EXHIBIT B

FORM OF BILL OF SALE

THE INTERESTS REPRESENTED BY THE KS SPLIT WHICH ARE BEING TRANSFERRED BY THIS BILL OF SALE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THE INTERESTS REPRESENTED BY THE KS SPLIT MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER OR PROUD PRODUCTIONS LLC THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Bill of Sale

This Bill of Sale is dated July __, 2019 and is being delivered by Proud Productions LLC, a New Jersey limited liability company (“Proud”), to Knightscope, Inc. a Delaware corporation (“Knightscope”).

WITNESETH

WHEREAS, Proud is entering into this Bill of Sale and delivering it to Knightscope pursuant to the Distribution Assignment and Warrant Purchase Agreement dated July __, 2019 by and between Proud and Knightscope (the “Assignment Agreement”); and

WHEREAS, the Assignment Agreement provides that upon Proud and Hoplite, Inc., a California corporation (“Hoplite”), entering into and executing an Operating Agreement (the “Operating Agreement”) governing the management and operations of AI Knights-SPV, LLC, a California limited liability company (the “LLC”), Proud will transfer, assign, sell and convey to Knightscope all of Proud’s right, title and interest in and to the KS Split, and in consideration therefor Knightscope will simultaneously issue and convey to Proud the Warrant; and

WHEREAS, Proud and Hoplite have entered into and executed the Operating Agreement.

NOW, THEREFORE, Proud covenants and agrees to Knightscope as follows:

1.          Defined Terms. Capitalized terms used and not otherwise defined herein, including in the Recitals, have the meanings given to them in the Assignment Agreement.

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2.          Assignment and Transfer of the KS Split; Proud’s Acknowledgment of Receipt of the Warrant. Effective immediately, Proud hereby sells, transfers, conveys and assigns to Knightscope all of Proud’s rights, title and interest in and to the KS Split, subject to Knightscope’s complying with the provisions of Section 5 of the Assignment Agreement. Proud hereby acknowledges receipt of the Warrant.

3.          Incorporation by Reference; Conflict. The Assignment Agreement is incorporated herein by reference, shall continue in full force and effect as though set forth herein at length, and shall control in the event of any conflict with the terms of this Bill of Sale. Nothing contained in this Bill of Sale shall supersede, modify, limit, eliminate or otherwise affect any of the terms, conditions, representations and warranties, covenants, agreements or indemnities set forth in the Assignment Agreement.

4.           Governing Law. All questions concerning the construction, interpretation and validity of this Bill of Sale shall be governed by and construed and enforced in accordance with the domestic Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule, whether in the State of Delaware or any other jurisdiction, that would cause the Laws of any jurisdiction other than the State of Delaware to apply.

5.          Section Headings. The title of and the section headings in this Bill of Sale are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement.

IN WITNESS WHEREOF, Proud hereto has executed this Bill of Sale on the day and date first written above.

Proud Productions LLC

By:

Name:

Title:

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